Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

6 May 2022

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dears Sirs

Re: Kiniksa Pharmaceuticals, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on May 6, 2022 (as amended, the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of 28,682,554 Class A common shares, par value US$0.000273235 each of the Company (the “Selling Shareholder Shares”), to be resold from time to time by the shareholders of the Company (the “Selling Shareholders”) identified as such in the Registration Statement.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed a copy of a certificate of the Secretary of the Company dated May 6, 2022 to which were attached true copies of (i) the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”) and (ii) resolutions adopted by the Company’s Board of Directors on April 26, 2022 (the "Resolutions") and we have also examined such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) that the Company will have sufficient authorised capital to effect the issue of the Selling Shareholder Shares at the time of issuance, (h) that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), which includes the NASDAQ, and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of 23 May, 2018 will not have been revoked or amended at the time of issuance of any of the Selling Shareholder Shares, (i) that the applicable purchase, underwriting or similar agreement and any other agreement or other document relating to any Selling Shareholder Shares will be valid and binding in accordance with its terms pursuant to its governing law; and (j) the Selling Shareholders will hold the Selling Shareholder Shares or other shares of the Company convertible into Selling Shareholder Shares at all relevant times.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the sale of the Selling Shareholder Shares as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Selling Shareholder Shares have been duly authorized by all necessary corporate action of the Company and are, or upon issue on conversion of convertible shares of the Company held by a Selling Shareholder will be, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of the Selling Shareholder Shares).

We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement and (ii) to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

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